CORDIA BANCORP, INC.

NONQUALIFIED STOCK OPTION

 I.           NOTICE OF GRANT OF STOCK OPTION

Participant:	Richard Dickenson

Date of Grant:	June 8, 2012

Number of Option Shares:	20,000 Shares

Exercise Price:	$5.05 per Share

Vesting Schedule:	Exercisable as to 5,000 Shares on February 28, 2013 and as to an additional 5,000 Shares on each anniversary of such date until fully exercisable

Option Expiration Date:	The tenth anniversary of the date of grant

II.           TERMS AND CONDITIONS

1.           Definitions and Construction.

1.1.        Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in Appendix A.

1.2.        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.           Tax Status of the Award.

This Stock Option (the “Option”) is intended to be a nonqualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code. The Exercise Price represents an amount the Corporation believes to be no less than the Fair Market Value of a Share as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code.

3.           Administration.

(a)          This Award shall be administered by the Board.

(b)          The Board is authorized to (i) interpret and administer the Award, (ii) grant waivers and accelerations of the Award, and (iii) take any other action necessary for the proper administration and operation of the Award.

3.2         Effect of Determination. Determination of the Board shall be final, binding and conclusive on the Participant. No member of the Board shall be personally liable for any action or determination made in good faith with respect to this Award.

4.           Exercise of the Option.

4.1         Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable in accordance with the vesting schedule set forth herein and prior to the termination of the Option (as provided in Section 6). In no event shall the Option be exercisable for more Shares than the number of Option Shares, as adjusted pursuant to Section 8.

4.2         Method of Exercise. Exercise of the Option shall be by means of written notice (the “Exercise Notice”) in a form authorized by the Corporation. Each Exercise Notice must state the Participant’s election to exercise the Option, the number of Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required. Further, each Exercise Notice must be received by the Corporation prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased and the applicable income tax withholding. The Option shall be deemed to be exercised upon receipt by the Corporation of such written Exercise Notice, the aggregate Exercise Price, and the applicable income tax withholding.

4.3         Payment of Exercise Price. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash or by check or cash equivalent or (ii) if permitted by the Corporation, by tender to the Corporation, or attestation to the ownership, of Shares owned by the Participant having a Fair Market Value not less than the aggregate Exercise Price.

4.4         Tax Withholding.

(a)          In General. At the time the Award is executed, or at any time thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, and local tax withholding obligations of the Corporation, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Shares in settlement thereof. The Corporation shall have no obligation to deliver Shares until the tax obligations of the Corporation have been satisfied by the Participant.

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(b)          Withholding in Securities. The Corporation may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Option a number of Shares having a Fair Market Value, as determined by the Corporation as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates.

4.5         Beneficial Ownership of Shares. A certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6         Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed

4.7         Fractional Shares. The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

5.           Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

 6.          Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, or (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7.

7.           Effect of Termination of Service.

7.1         Option Exercisability. The Option shall expire immediately upon the Participant’s termination of Service to the extent that it is then unvested. The Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall expire.

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(a)          Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date on which the Participant’s Service terminated, but in any event, no later than the Option Expiration Date.

(b)          Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date of the Participant’s death, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date of the Participant’s death, but in any event, no later than the Option Expiration Date.

(c)          Termination for Cause. If the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable as to all Shares, whether or not vested, immediately upon such termination of Service.

(d)          Voluntary Resignation. If the Participant’s Service terminates because of the Participant’s voluntary resignation, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of 90 days after the date on which the Participant’s Service terminated, but in any event, no later than the Option Expiration Date.

(e)          Termination Without Cause or Resignation for Good Reason.

(i)          Absent a Change In Control. Upon Participant’s termination of Service without Cause absent a Change in Control, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date on which the Participant’s Service terminated, but in any event, no later than the Option Expiration Date.

(ii)         Concurrent With or After a Change in Control. Upon Participant’s termination of Service without Cause concurrent with or within one year subsequent to a Change in Control, unvested Shares will vest immediately upon termination. In the instance of termination of Service without Cause, Options may be exercised by the Participant at any time prior to the expiration of one year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2         Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than upon termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

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8.           Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Corporation and the requirements of Sections 409A of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Corporation, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Corporation, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of Shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Corporation shall not be treated as “effected without receipt of consideration by the Corporation.” Any fractional share resulting from an adjustment pursuant to this Section 8 shall be rounded down to the nearest whole number, and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the Shares subject to the Option. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

9.           Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8.

10.         Miscellaneous Provisions.

10.1       Amendment. The Board may amend the Award at any time; provided, however, that no such amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Award shall be effective unless in writing.

10.2       Compliance with Section 409A. The Corporation intends that income realized by the Participant pursuant to the Award will not be subject to taxation under Section 409A of the Code. The provisions of the Award shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Corporation, in its reasonable discretion, may amend (including retroactively) the Award in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Corporation of any particular tax result for income realized by the Participant pursuant to the Award.

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10.3       Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award.

10.4       Binding Effect. Subject to the restrictions on transfer set forth herein, this Award shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10.5       Delivery of Documents and Notices. Any document relating to participation in the Award, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery electronic delivery at the e-mail address, if any, provided for the Participant to the Corporation, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in writing from time to time to the other party.

10.6       Arbitration. Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Award, the interpretation and effect of the Award or the rights of Participant under the Award shall be finally determined before one neutral arbitrator in Richmond, Virginia, under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator hereunder shall have no power or authority to award consequential, punitive or statutory damages.

10.7       Governing Law. This Award and the rights of the Corporation and the Participant shall be governed and interpreted in accordance with the laws of Virginia.

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By signing below, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of the Award, (b) accepts the Award subject to all of the terms and conditions set forth herein, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Award.

Cordia Bancorp, Inc.	Participant

By:

Date:

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APPENDIX A

Definitions

“Award” means this Stock Option Award, which is a nonqualified stock option.

“Board” means the Board of Directors of the Corporation.

“Cause” means Participant’s (A) gross negligence or severe or continued misconduct in the performance of Participant’s material duties; (B) commission of or pleas of “guilty” or “no contest” to a felony offense or commission of any unlawful or criminal act which would be detrimental to the reputation or character of the Corporation; (C) participation in fraud or an act of dishonesty against the Corporation; (D) intentional material damage to or misappropriation of the Corporation’s property; or (E) material breach of Corporation policies or regulations.

“Change in Control” means a change in ownership or control of the Corporation effected through any of the following transactions: (A) a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; (B) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; (C) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Corporation by one or more of the Corporation’s shareholders; and (D) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of the grant of this Award whose election, or a nomination for election by the Corporation’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

“Corporation” means Cordia Bancorp, Inc., a Virginia corporation, or any successor corporation.

“Disability” means Participant’s physical or mental incapacity to perform a substantial portion of his duties and responsibilities for any period or periods which, in the aggregate, total 90 or more calendar days within any 12-month period.

“Fair Market Value” means the value determined in good faith by the Board. For federal, state, and local income tax reporting purposes, fair market value shall be determined by the Board or Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Option” means the nonqualified stock option granted to Participant.

“Service” means a Participant’s employment or service with the Corporation. A Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Award. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

“Share” means a share of the Class B common stock of the Corporation, as adjusted from time to time in accordance with Section 8.

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FORM OF

OPTION EXERCISE NOTICE

Cordia Bancorp, Inc.
Attention:

Ladies and Gentlemen:

1.           Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of Cordia Bancorp, Inc. (the “Corporation”) as follows:

Date of Grant:
Number of Option Shares:
Exercise Price per Share:	$

2.           Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are vested Shares, in accordance with the Grant Notice and Agreement:

Total Shares Purchased:

Total Exercise Price per Share:
(Total Shares X Price per Share)	$

3.           Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

Cash:	$
Check:	$
Tender of Corporation Stock:	Contact Plan Administrator

4.           Tax Withholding. I authorize share withholding, payroll withholding and otherwise will make adequate provision for the federal, state, and local tax withholding obligations of the Corporation, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

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(Contact Corporation for amount of tax due.)

Cash:	$
Check:	$

5.           Participant Information.

My address is:

My Social Security Number is:

Very truly yours,

(Signature)

Date:

Receipt of the above is hereby acknowledged:

By:
Title:
Date:

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